Trimble receives expected notification of deficiency from Nasdaq related to delayed filing of annual report on Form 10-K for fiscal 2024
Westminster, CO, March 26, 2025 – Trimble Inc. (NASDAQ: TRMB) (the “Company”) today announced that it received an expected deficiency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on March 20, 2025 (the “Notice”). The Notice indicated that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the period ended January 3, 2025 (the “2024 Form 10-K”) with the Securities and Exchange Commission (the “SEC”). The Listing Rule requires Nasdaq-listed companies to timely file all required periodic reports with the SEC.
The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market. In accordance with Nasdaq’s listing rules, the Company has 60 calendar days after the Notice to submit a plan to regain compliance with the Listing Rule. Pursuant to the Notice, following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the Form 10-K’s due date, or until July 2, 2025, for the Company to regain compliance. The Company intends to take the necessary steps to regain compliance with Nasdaq’s listing rules as soon as practicable.
As discussed on the Company’s earnings call on February 19, 2025, the Company’s audit process for fiscal year 2024 has been delayed due to the time required to prepare and file (i) an amendment to the Company’s Form 10-K for fiscal year 2023 and (ii) the Quarterly Reports on Form 10-Q for the first three quarters of fiscal year 2024, all of which were filed on January 16, 2025. Nothing has come to the Company’s attention which causes it to believe that the financial results included in the 2024 Form 10-K will differ from those presented in the Company’s press release dated February 19, 2025 announcing the financial results for its fourth quarter and fiscal year ended January 3, 2025. The Company expects to file the 2024 Form 10‑K as soon as practicable.
Safe Harbor Statement
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations as to the anticipated timing of filing the 2024 Form 10-K and completion of the Company’s audit for fiscal year 2024 and statements relating to the Company’s plan to regain compliance with Nasdaq’s listing rules, as well as all statements that are not historical facts. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to, the expected timing and results of the Company’s audit for fiscal year 2024; the risk that the completion and filing of the 2024 Form 10-K will take longer than expected; uncertainties about the timing of the Company’s submission of a compliance plan; Nasdaq’s acceptance of any such plan; the duration of any extension that may be granted by Nasdaq; and the risk that the Company will be unable to meet Nasdaq’s continued listing requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this press release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.
About Trimble
Trimble is transforming the ways people move, build and live. Core technologies in positioning, modeling and data analytics connect the digital and physical worlds to improve our customers' productivity, quality, safety, transparency and sustainability. For more information about Trimble (NASDAQ: TRMB), visit: www.trimble.com.